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                                                                    Exhibit 5.01

                      [Letterhead of Debevoise & Plimpton]


                                                                  March 27, 2002


MBIA Inc.
113 King Street
Armonk, New York 10504

                                    MBIA Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to MBIA Inc., a Connecticut corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the registration by the Company of $400,000,000 in the aggregate of (i) debt securities representing unsecured obligations of the Company (the "Senior Debt Securities") to be issued pursuant to a Senior Indenture, dated as of August 1, 1990 (the "Senior Indenture"), between the Company and The First National Bank of Chicago (the "Senior Trustee") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") to be issued pursuant to a Subordinated Indenture, (the "Subordinated Indenture") between the Company and a trustee to be named in a prospectus supplement relating to the Subordinated Debt Securities (the "Subordinated Trustee"), (ii) shares of preferred stock of the Company, par value $1.00 per share ("Preferred Stock"), (iii) shares of common stock of the Company, par value $1.00 per share ("Common Stock"), (iv) such indeterminate number of shares of Common Stock as may be issuable in exchange for or upon conversion of any Subordinated Debt Securities or Preferred Stock that provide for conversion or exchange into Common Stock, and (v) such indeterminate number of shares of Preferred Stock as may be issuable in exchange for or upon conversion of any Subordinated Debt Securities that provide for conversion or exchange into Preferred Stock.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion assumes that the definitive Subordinated


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Indenture will be in substantially the form filed as Exhibit 4.04 to the
Company's Registration Statement on Form S-3, filed with the Commission on October 23, 1996 (Registration No. 333-15003).

     In rendering the opinion set forth in paragraph 1 below, we have assumed the corporate authority of the Senior Trustee to enter into and perform the Senior Indenture. In rendering the opinion set forth in paragraph 2 below, we have assumed the corporate authority of the Subordinated Trustee to enter into and perform the Subordinated Indenture.

     Based upon the foregoing, we are of the following opinion:

     1. When the Senior Debt Securities have been duly authorized by all necessary corporate action of the Company and duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Senior Debt Securities and in accordance with the Senior Indenture, assuming the terms of such Senior Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

     2. When the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the Subordinated Trustee, and the Subordinated Debt Securities have been duly authorized by all necessary corporate action of the Company and duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Subordinated Debt Securities and in accordance with the Subordinated Indenture, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

          (i) the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability

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     relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity); and

          (ii) if the Subordinated Debt Securities are exchangeable for or convertible into Common Stock or Preferred Stock, as the case may be, (a) when such Common Stock has been duly issued in exchange for or upon conversion of such Subordinated Debt Securities in accordance with the terms of the Subordinated Indenture and the supplemental indenture thereto fixing the terms for such exchange or conversion, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming authorization of sufficient number of shares of Common Stock in the Company's Restated Certificate of Incorporation, as amended to date, and issuance of such Common Stock in accordance with duly adopted resolutions of the Board of Directors of the Company or a duly authorized committee thereof authorizing the issuance of such Common Stock and fixing the terms of such exchange or conversion, and (b) when (1) the terms of such Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, as amended to date, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (2) a certificate of amendment to the Company's Restated Certificate of Incorporation (a "Certificate of Amendment") fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Connecticut and (3) the Preferred Stock has been duly issued in exchange for or upon conversion of such Subordinated Debt Securities in accordance with the terms of the Subordinated Indenture and the supplemental indenture thereto fixing the terms for such exchange or conversion, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming authorization of sufficient number of shares of Preferred Stock in the Company's Restated Certificate of Incorporation, as amended to date, and issuance of such Preferred Stock in accordance with duly adopted resolutions of the Board of Directors of the Company or a duly authorized committee thereof authorizing the issuance of such Preferred Stock and fixing the terms of such exchange or conversion.

     3. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Amendment fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Connecticut and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating



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thereto, against payment of the consideration fixed therefor by the Board of
Directors or a duly authorized committee thereof,

          (a) the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming authorization of sufficient number of shares of Preferred Stock in the Company's Restated Certificate of Incorporation, as amended to date, and issuance of such Preferred Stock in accordance with duly adopted resolutions of the Board of Directors of the Company or a duly authorized committee thereof authorizing the issuance of such Preferred Stock; and

          (b) if the Preferred Stock is exchangeable for or convertible into Common Stock, when such Common Stock has been duly issued in exchange for or upon conversion of such Preferred Stock in accordance with the terms of the Certificate of Designation for such Preferred Stock, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming authorization of sufficient number of shares of Common Stock in the Company's Restated Certificate of Incorporation, as amended to date, and issuance of such Common Stock in accordance with duly adopted resolutions of the Board of Directors of the Company or a duly authorized committee thereof authorizing the issuance of such Common Stock and fixing the terms of such exchange or conversion.

     4. When the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating to the Common Stock, assuming authorization of the issuance of such Common Stock, and receipt of payment of the consideration fixed therefor, by the Board of Directors of the Company or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

     To the extent the foregoing opinions involve matters of Connecticut law, we have relied on the opinion of Day, Berry & Howard LLP, Connecticut counsel for the Company, dated today and addressed to you, and this opinion incorporates all of the assumptions and qualifications set forth in that opinion.

     Our opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                                Very truly yours,


                                                /s/ Debevoise & Plimpton